      As filed with the Securities and Exchange Commission on November 13, 1998

                                          Registration Statement No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                               ------------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                               ------------------------

                                     NATROL, INC.
                (Exact name of Registrant as Specified in Its Charter)

     Delaware                                        95-3560780
     (State of Incorporation)           (I.R.S. Employer Identification No.)

                                 21411 Prairie Street
                             Chatsworth, California 91311
                                    (818) 739-6000
    (Address, including zip code, and telephone number, including area code, of
                     Registrant's principal executive offices)

         NATROL, INC. AMENDED AND RESTATED 1996 STOCK OPTION AND GRANT PLAN

                               (Full Title of the Plan)
                               ------------------------

                                   Elliott Balbert
                               Chief Executive Officer
                                     NATROL, INC.
                                 21411 Prairie Street
                             Chatsworth, California 91311
                                    (818) 739-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------------

                                    With copy to:
                                John R. LeClaire, P.C.
                             Goodwin, Procter & Hoar  llp
                                    Exchange Place
                           Boston, Massachusetts 02109-2881
                                    (617) 570-1000

                               ------------------------

                           CALCULATION OF REGISTRATION FEE

Title of Securities Being       Amounts to be         Proposed Maximum         Proposed Maximum          Amount of
Registered                      Registered (1)    Offering Price Per Share  Aggregate Offering Price  Registration Fee
Common Stock, par value $.01      500,000             $ 1.875(2)               $     937,500             $   261.00
        per share                 200,000               2.10(2)                      420,000                 117.00
                                  280,000              10.40(2)                    2,912,000                 810.00
                                  125,000              11.25(2)                    1,406,250                 391.00
                                   40,000              13.00(2)                      520,000                 145.00
                                  625,000              10.3125(3)                  6,445,313               1,792.00
                                ---------                                      -------------             ----------
                                1,770,000                                      $  12,641,063             $ 3,516.00


(1) This Registration Statement also relates to such indeterminate number of additional shares of Common Stock, par value $.01 per share, of Natrol, Inc. (the "Common Stock") as may be required pursuant to the Natrol, Inc. Amended and Restated 1996 Stock Option and Grant Plan (the "Option Plan") in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the Option Plan or other similar event.

(2) Determined pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act").

(3) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low prices for the Registrant's Common Stock, par value $.01 per share, as reported on the Nasdaq National Market on November 10, 1998.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference.

     Natrol, Inc. (the "Registrant") hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange Commission (the "Commission"):

     (a) the Registrant's Prospectus dated July 22, 1998 as filed with the Commission on July 22, 1998 pursuant to Rule 424(b) under the Securities Act (the "Prospectus");

     (b) all other reports filed with the Commission by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since July 22, 1998; and

     (c) the description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A, dated July 2, 1998, as filed with the Commission on July 2, 1998 pursuant to Section 12(g) of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 6.   Indemnification of Directors and Officers.

     In accordance with Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), Article VII of the Registrant's Third Amended and Restated Certificate of Incorporation (the "Certificate") provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate provides that if the DGCL is amended to authorize the further elimination or limitation of the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     Article V of the Registrant's Amended and Restated By-laws (the "By-laws") provides for indemnification by the Registrant of its officers and certain non-officer employees under certain circumstances against expenses (including attorneys fees, judgments, fines and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or an employee of the Registrant if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to criminal actions or proceedings, that such person had no reasonable cause to believe his or her conduct was unlawful.

     The Registrant has entered into indemnification agreements with each of its directors reflecting the foregoing provisions of its By-laws and requiring the advancement of expenses in proceedings involving such directors in most circumstances.

     The Stock Purchase and Shareholders Agreement, filed as Exhibit 2.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-52109), provides for indemnification by the Registrant of certain of its existing principal stockholders and the controlling persons of such stockholders (one of whom is a director of the Registrant) against claims and liabilities, including claims and liabilities arising under the securities laws.

     Under Section 10 of the Underwriting Agreement filed as Exhibit 1.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-52109), the Underwriters (as defined therein) have agreed to indemnify, under certain conditions, the Registrant, its directors, certain officers and persons who control the Registrant within the meaning of the Securities Act against certain liabilities.


Item 8.   Exhibits.

     The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.


Exhibits

     4.1 Third Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.4 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-52109), as filed with the Commission on July 2, 1998)
     4.2 Amended and Restated By-laws (incorporated herein by reference to Exhibit 3.6 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-52109), as filed with the Commission on July 2, 1998)
* 5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered
     23.1 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1)
*    23.2 Consent of Ernst & Young LLP
*    23.3 Consent of Farber & Hass LLP
     24.1 Powers of Attorney (included on signature pages to this Registration Statement)
     99.1 Natrol, Inc. Amended and Restated 1996 Stock Option and Grant Plan (incorporated herein by reference to Exhibit 10.2 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-52109), as filed with the Commission on July 2, 1998)

--------------------
*    Filed herewith.

Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or
          Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act, Natrol, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chatsworth, California on this 13th day of November, 1998.

                              NATROL, INC.


                              By:  /s/ Elliott Balbert
                                 ----------------------------------------
                                   Elliott Balbert
                                   Chairman of the Board, Chief Executive
                                   Officer and President

                                 POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Elliott Balbert and Dennis R. Jolicoeur such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                                Title                                 Date
     ---------                               ------                                 ----

 /s/ Elliott Balbert          Chairman of the Board, Chief                   November 13, 1998
------------------------      Executive Officer, President and
     Elliott Balbert          Director (Principal Executive Officer)


/s/ Dennis R. Jolicoeur       Chief Financial Officer, Executive Vice        November 13, 1998
------------------------      President and Director (Principal Financial
    Dennis R. Jolicoeur       Officer and Principal Accounting Officer)



/s/ Norman Kahn               Director                                       November 13, 1998
------------------------
    Norman Kahn


/s/ David Laufer              Director                                       November 13, 1998
------------------------
    David Laufer


/s/ P. Andrews McLane         Director                                       November 13, 1998
------------------------
    P. Andrews McLane




                                    EXHIBIT INDEX



Exhibit
No.                             Description
4.1               Third Amended and Restated Certificate
                  of Incorporation (incorporated herein by
                  reference to Exhibit 3.4 to Amendment
                  No. 2 to the Registrant's Registration
                  Statement on Form S-1 (File No.
                  333-52109), as filed with the Commission
                  on July 2, 1998)


4.2               Amended and Restated By-laws
                  (incorporated herein by reference to
                  Exhibit 3.6 to Amendment No. 2 to the
                  Registrant's Registration Statement on
                  Form S-1 (File No. 333-52109), as filed
                  with the Commission on July 2, 1998)


* 5.1             Opinion of Goodwin, Procter & Hoar LLP
                  as to the legality of the securities
                  being registered


23.1              Consent of Goodwin, Procter & Hoar LLP
                  (included in Exhibit 5.1)


* 23.2            Consent of Ernst & Young LLP


* 23.3            Consent of Farber & Hass LLP


24.1 Powers of Attorney (included on signature pages to this Registration Statement)


99.1              Natrol, Inc. Amended and Restated 1996
                  Stock Option and Grant Plan
                  (incorporated herein by reference to
                  Exhibit 10.2 to Amendment No. 2 to the
                  Registrant's Registration Statement on
                  Form S-1 (File No. 333-52109), as filed
                  with the Commission on July 2, 1998)







--------------------
*    Filed herewith.